EXHIBIT 99.02
                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                      10 1/4% FIRST MORTGAGE NOTES DUE 2009
                                       OF
                               ROYSTER-CLARK, INC.



     As set forth in the Prospectus dated _____________, 1999 (the "Prospectus") of Royster-Clark, Inc. (the "Company") and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's offer to exchange (the "Exchange Offer") all of its outstanding 10 1/4% First Mortgage Notes due 2009 (the "Existing First Mortgage Notes") for its 10 1/4% First Mortgage Notes due 2009 which have been registered under the Securities Act of 1933, as amended, if certificates for the Existing First Mortgage Notes are not immediately available or if the Existing First Mortgage Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined below). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _____________, 1999, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF EXISTING FIRST MORTGAGE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

                   To: United States Trust Company of New York
                               The Exchange Agent

               By Mail:                                            By Hand before 4:30 p.m.:
United States Trust Company of New York                     United States Trust Company of New York
      P.O. Box 844 Cooper Station                                         111 Broadway
     New York, New York 10276-0844                                        Lower Level
  Attention: Corporate Trust Services                               New York, New York 10006

By Overnight Courier and by Hand after 4:30 p.m.:                       By Facsimile:
        United States Trust Company                                    (212) 420-6211
                of New York
         770 Broadway, 13th Floor                                  Confirm by Telephone:
         New York, New York 10003                                      (800) 548-6565
    Attention: Corporate Trust Services

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Existing First Mortgage Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the space provided therefor in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, (fill in number of Existing First Mortgage Notes) Existing First Mortgage Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus and Instruction 1 of the Letter of Transmittal.


     The undersigned understands that tenders of Existing First Mortgage Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Existing First Mortgage Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date.


     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Existing First       Name(s) of Record Holder(s):
Mortgage Notes (if available):

---------------------------------------      -----------------------------------

---------------------------------------      -----------------------------------



                                             PLEASE PRINT OR TYPE

Principal Amount of Existing First
Mortgage Notes:
                                             Address:

---------------------------------------      -----------------------------------

                                             -----------------------------------

If Existing First Mortgage Notes will        Area code and Tel. No.
be delivered  by book-entry transfer                               -------------
at the Depository Trust Company,
Depository Account No.:
                                             Signature(s):




                                             Dated:                      , 1999
                                                    ---------------------

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Existing First Mortgage Notes exactly as its (their) name(s) appear(s) on the certificate(s) for Existing First Mortgage Notes covered hereby or on a DTC security position listing naming it (them) as the owner of such Existing First Mortgage Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person(s) must provide the following information:

                 Please print name(s), title(s) and address(es)


Name(s):
         ----------------------------------------------------------------------

Capacity(ies):
               ----------------------------------------------------------------

Address(es):
             ------------------------------------------------------------------

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)



     The undersigned, a member of one of the following recognized signature guarantee programs (an "Eligible Institution"); (1) The Securities Transfer Agents Medallion Program (STAMP), (2) The New York Stock Exchange Medallion Signature Program (MSF), or (3) The Stock Exchange Medallion Program (SEMP), hereby (a) represents that the tender of Existing First Mortgage Notes effected hereby complies with Rule 14e-4 under the Exchange Act and (b) guarantees to deliver to the Exchange Agent a certificate or certificates representing the Existing First Mortgage Notes tendered hereby, in proper form for transfer (or a confirmation of the book-entry transfer of such Existing First Mortgage Notes into the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus), and a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) together with any required signatures and any other required documents, at one of the Exchange Agent's addresses set forth above, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND EXISTING FIRST MORTGAGE NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SPECIFIED FORTH ABOVE AND THAT ANY FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.


Name of Firm:                                -----------------------------------
-----------------------------------                Authorized Signature

Address:                                     Name:
                                                   -----------------------------
                                                     Please Print or Type

-----------------------------------          Title:
                           Zip Code                 ----------------------------
Area Code
and Tel. No.:                                Date:                        , 1998
              ---------------------                -----------------------


NOTE: DO NOT SEND EXISTING FIRST MORTGAGE NOTES WITH THIS FORM; EXISTING FIRST MORTGAGE NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE.